[EXECUTION VERSION]

September 11, 2019

J.P. Morgan Securities LLC

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Substantially concurrently with the execution of this agreement (this “Agreement”), the undersigned and certain of its subsidiaries entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as Representative of the several Underwriters (the “Representative”), and Baker Hughes, a GE company, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative, of 115,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share, of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned General Electric Company, on behalf of itself and each of its subsidiaries, other than BHGE and its subsidiaries (collectively, the “Restricted Parties”), hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the Restricted Parties will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (collectively, “Transfer”), directly or indirectly, any shares of any class of stock of the Company or any limited liability company units or other membership interests of BHGE LLC (collectively, the “BHGE Securities”) or any other securities convertible into or exercisable or exchangeable for any BHGE Securities (collectively, the “Restricted Securities”); (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any BHGE Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of BHGE Securities or such other securities, in cash or otherwise; (c) file any registration statement with the Commission relating to the offering of any Restricted Securities or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above; provided that this clause (d) shall not apply to disclosure by a Restricted Party of its general intent with respect to its BHGE Securities if such disclosure makes no reference to any specific transaction of the type described in clause (a), (b) or (c).

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company and sale by the Sellers of the Shares to be sold pursuant to the Underwriting Agreement and the registration of the offer and sale of the Shares under the Securities Act, (b) the Repurchase, (c) transactions by a Restricted Party relating to BHGE Securities or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that any Restricted Securities transferred pursuant to clause (e) below shall be deemed to not have been acquired in open market transactions for purposes of this clause (c), (d) the exchange of Paired Interests pursuant to the Exchange Agreement, provided that, for the avoidance of doubt, any Restricted Securities received by a Restricted Party pursuant to such conversion or exchange shall be subject to all of the restrictions set forth herein, (e) Transfers by a Restricted Party of Restricted Securities; provided that (i) each transferee, only to the extent such transferee is not a Restricted Party at the time of such transfer, shall enter into a written agreement accepting the restrictions set forth herein as if it were a Restricted Party and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a Restricted Party or the Company in connection with any Transfer permitted pursuant to this clause (e), it shall include a statement to the effect that the Restricted Securities being Transferred remain subject to the restrictions set forth herein for the remainder of the Restricted Period; (f) Transfers of Restricted Securities to the Company or BHGE LLC or any of their respective subsidiaries; provided that any Restricted Securities received by the Company or BHGE LLC or any of their respective subsidiaries pursuant to such Transfer shall be subject to all of the restrictions set forth in Section 3 of the Underwriting Agreement, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Restricted Securities, provided that (i) such plan does not provide for the Transfer of Restricted Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a Restricted Party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no Transfer of Restricted Securities may be made under such plan during the Restricted Period, or (h) Transfers of Restricted Securities pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction involving a Change of Control (as defined below) of the Company; provided, that (i) any such transaction is not solicited by any of the Company, the Restricted Parties or any of their respective affiliates and (ii) in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Restricted Parties’ Restricted Securities shall remain subject to the restrictions contained in this Agreement. For purposes of clause (h) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of the total voting power of the voting stock of the Company. In addition, GE, on behalf of itself and each of the other Restricted Parties, agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the Restricted Parties will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Restricted Securities if such demand or exercise would result in a public announcement of or public filing (whether of a registration statement with the SEC or any other public filing) with respect to the same during the Restricted Period.

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The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s affiliates, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date of termination of the Underwriting Agreement if such date occurs prior to payment for the Firm Securities, or (b) September 26, 2019, if the Closing Date has not occurred on or prior to such date.

This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles. This Agreement may be executed by facsimile or ..pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

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Very truly yours, GENERAL ELECTRIC COMPANY, on behalf of itself and each of the other Restricted Parties
By:	/s/ John Godsman
Name: John Godsman
Title: Vice President

[Signature Page to Selling Stockholder Lock-Up Agreement]